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                                                                EXHIBIT 4.31





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                                PLD TELEKOM INC.

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee



                            ------------------------




                                PLEDGE AGREEMENT





                            ------------------------






                          Dated as of November 26, 1997


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                                TABLE OF CONTENTS


Section                                                                                    Page
-------                                                                                    ----
1.      Revolving Credit Agreement, Series A Notes and Trust Agreement.....................  1

2.      Security Interest..................................................................  2

3.      Pledge of Shares...................................................................  2

4.      Voting, etc. While No Default......................................................  3

5.      Dividends and Other Distributions..................................................  3

6.      Remedies in Case of Event of Default...............................................  3

7.      Attorney-in-Fact, etc..............................................................  3

8.      Further Assurances, etc............................................................  4

9.      Termination........................................................................  4

10.     Notices............................................................................  4

11.     Miscellaneous......................................................................  5


                     Schedule A - Schedule of Pledged Shares


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               PLEDGE AGREEMENT dated as of November 26, 1997, entered into between PLD TELEKOM INC., a Delaware corporation (the "Pledgor") and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the Trust Agreement referred to below (the "Pledgee")

               1. REVOLVING CREDIT AGREEMENT, SERIES A NOTES AND TRUST AGREEMENT. This Agreement is made pursuant to (a) the Revolving Credit Note and Warrant Agreement, dated as of the date hereof (the "Revolving Credit Agreement"), between the Pledgor and The Travelers Insurance Company and The Travelers Indemnity Company (collectively, the "Lenders"), providing, among other things, for (i) the commitment of the Lenders to make Series A Revolving Credit Loans from time to time to the Pledgor in an aggregate principal amount not exceeding $12,400,000 (the "Series A Revolving Credit Loans") and (ii) the issuance and delivery by the Pledgor to the Lenders of its 12% Series A Revolving Credit Notes due December 31, 1998 in the aggregate principal amount of $12,400,000 to evidence the obligation of the Pledgor to repay Series A Revolving Credit Loans from time to time outstanding in accordance therewith (such notes, including all notes issued in substitution or exchange therefor pursuant to the Revolving Credit Agreement, being referred to herein as the "Series A Notes"; and the Lenders and all other holders from time to time of the Series A Notes being herein sometimes referred to collectively as the "Series A Noteholders" and individually as a "Series A Noteholder") and (b) the Trust Agreement, dated as of the date hereof (the "Trust Agreement"), between the Pledgor and the Pledgee, pursuant to which the Pledgee has agreed to hold certain collateral, including the Collateral (as defined in Section 2 hereof) for the benefit of, among others, the Series A Noteholders. The Notes, the Revolving Credit Agreement, the Trust Agreement, this Agreement and the other Security Documents (as defined in Section 3 of the Trust Agreement) and all other related agreements and documents issued or delivered under or pursuant to the Revolving Credit Agreement or this Agreement, in each case as the same may be amended or otherwise modified and in effect from time to time, are herein sometimes referred to collectively as the "Revolving Credit Documents"; and terms used and not otherwise defined herein shall have the respective meanings when used herein as are attributed thereto in the Revolving Credit Agreement.

        The obligation of the Lenders to make Series A Revolving Credit Loans under the Revolving Credit Agreement is conditioned, among other things, on the execution and delivery by the Pledgor of (a) this Agreement and (b) the Share Mortgage referred to below to secure (i) the due and punctual payment by the Pledgor of the principal of and interest on and Additional Amounts (if any) and Commitment Fees (if any) owing with respect to the Series A Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for repayment or otherwise, (ii) the due and punctual payment of all other indebtedness and all other monetary obligations (including, without limitation, indemnities and expenses) of the Pledgor to the holders of Series A Notes under and in accordance with the Revolving Credit Agreement, the Trust Agreement and the Security Documents, and (iii) the due and punctual performance of all other obligations to the holders of Series A Notes under the Revolving Credit Agreement, the Series A

Notes, the Trust Agreement, this Agreement and such Security Documents (all of the foregoing obligations being herein collectively called the "Obligations").

        Because the Collateral (as defined below) which is the subject hereof is located in Ireland, pursuant to Section 16(c) of the Trust Agreement, the Pledgor has requested that the Pledgee appoint a foreign collateral agent in respect of the Collateral and has agreed to enter into a collateral pledge agreement with such foreign collateral agent pursuant to which the Pledgor shall purport to grant to such foreign collateral agent a Lien or security interest in the Collateral for the equal and ratable benefit of the holders of the Series A Notes. Accordingly, the Company, the Pledgee and Anglo Irish Bank Corporation plc, as collateral agent for the Pledgee (in such capacity, the "Collateral Agent"), have executed and delivered an Agency Agreement, dated as of the date hereof, and the Pledgor and the Collateral Agent are, contemporaneously with the execution and delivery of this Agreement, entering into the Agreement Accompanying Legal Mortgage of Shares, dated as of the date hereof and in the form of Exhibit A hereto (the "Share Mortgage"), which purports to create a Lien or security interest in the same Collateral which is the subject hereof.

               2. SECURITY INTEREST. As used herein, the term "Shares" shall mean all of the issued and outstanding shares of capital stock of Technocom Limited, a company registered in Ireland with company number 183622 ("Technocom"), at any time owned by the Pledgor. All Shares at any time pledged or required to be pledged hereunder and under the Share Mortgage are herein called the "Pledged Shares" and the Pledged Shares, together with all other securities and property at any time pledged hereunder and under the Share Mortgage or in which the Pledgee is granted a security interest hereunder (whether or not specifically described herein) and under the Share Mortgage, and all income therefrom and proceeds thereof, are herein sometimes referred to collectively as the "Collateral".

               3. PLEDGE OF SHARES. (a) The Pledgor hereby pledges to the Pledgee, with full power to vote (subject only to Clause 8 of the Share Mortgage), the Shares owned by the Pledgor on the date hereof and described in Schedule A attached hereto (certificates therefor, accompanied by stock powers duly executed in blank by the Pledgor, having been delivered to the Collateral Agent concurrently with the execution and delivery of the Share Mortgage for prompt transmittal by the Collateral Agent to the Pledgee), and hereby assigns, transfers, sets over and delivers to the Pledgee, and grants to the Pledgee a security interest in, all of the Pledgor's right, title and interest in and to such Shares (and in and to such certificates), together with all income and profits therefrom, all cash, shares, warrants, rights, options, other securities or other property representing a dividend thereon or a distribution or return of capital thereon or in respect thereof, or payable or distributable in respect thereof by way of a stock split, spin-off, split-up, revision, reclassification, combination of shares, other corporate rearrangement or other like change in respect thereof, or by reason of any consolidation, merger, exchange of stock, conveyance of assets or other corporate rearrangement, or otherwise distributed or distributable thereon or in respect thereof or in exchange therefor by any Person, all other income therefrom and proceeds thereof and all rights and privileges pertaining thereto, to be held by the Pledgee upon the terms


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and conditions set forth in this Agreement, the Share Mortgageand the Trust
Agreement. The pledge and grant contained in this Section 2 is to be confirmed by the pledge and grant contained in the Share Mortgage, which pledge and grant is hereby incorporated herein.

               (b) If the Pledgor shall acquire, by stock dividend or other means as set forth in Clause 7.1 of the Share Mortgage, any additional Shares at any time or from time to time on or after the date hereof, the Pledgor will forthwith deliver to the Collateral Agent for prompt transmittal to the Pledgee certificates therefor, accompanied by stock powers duly executed in blank by the Pledgor, and will promptly thereafter deliver to the Pledgee and each Series A Noteholder a written notice describing such Shares and certifying that the same have been duly pledged with the Pledgee hereunder.

               4. VOTING, ETC. WHILE NO DEFAULT. The terms and provisions of the Share Mortgage regarding the voting rights of the Pledgor with respect to the Pledged Shares are hereby confirmed and incorporated herein by reference, mutatis mutandis; provided, however, that as long as no Event of Default has occurred and is continuing, the Trustee agrees to direct the Collateral Agent as to the exercise of voting and/or consensual rights as instructed by the Pledgor.

               5. DIVIDENDS AND OTHER DISTRIBUTIONS. The terms and provisions of the Share Mortgage regarding dividends and other distributions in respect of the Pledged Shares are hereby confirmed and incorporated herein by reference, mutatis mutandis; provided, however, that as long as no Event of Default has occurred and is continuing, the Trustee agrees to direct the Collateral Agent to pay cash dividends to the Pledgor.

               6. REMEDIES IN CASE OF EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Collateral Agent shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by the Share Mortgage, by law, in equity, by statute or otherwise) for protection and enforcement of its rights in respect of the Collateral. The rights and remedies for enforcement of the security created by the Share Mortgage are hereby confirmed and incorporated herein by reference, mutatis mutandis.

               7. ATTORNEY-IN-FACT, ETC. Without limiting any rights or powers granted by this Agreement to the Pledgee or granted in the Share Mortgage to the Collateral Agent while no Event of Default has occurred and is continuing, the Pledgee is hereby appointed the attorney-in-fact of the Pledgor, effective upon the occurrence and during the continuance of any Event of Default, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Pledgee may reasonably deem necessary or appropriate to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. So long as the Pledgee shall be entitled under this Agreement to make collections in respect of the Collateral, the Pledgee shall have the right and power to receive, endorse and collect all checks made payable to or to the order of the Grantor representing any dividend,


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payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

               8. FURTHER ASSURANCES, ETC. The Pledgor, at its expense, will duly execute, acknowledge and deliver all such instruments and take all such action as the Pledgee or the Required Percentage of Series A Noteholders (as defined in the Trust Agreement) may reasonably request in order further to effectuate the purposes of this Agreement and to carry out the terms hereof including, without limitation, but subject to Section 4, delivering to the Pledgee irrevocable proxies in respect of the Pledged Stock in form satisfactory to the Pledgee. The Pledgor, at its expense, will at all times cause this Agreement (or a proper notice or statement in respect hereof) to be duly recorded, published and filed and re-recorded, republished and refiled in such manner and in such places, if any, and will pay or cause to be paid all such recording, filing and other taxes, fees and charges, if any, and will comply with all such statutes and regulations, if any, as may be required by law in order to establish, perfect, preserve and protect the rights and security interests of the Pledgee hereunder. The Pledgor hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law.

               9. TERMINATION. Upon the indefeasible payment (or repayment) in full of the principal of, the premium, if any, and interest on and Additional Amounts (if any) and Commitment Fees (if any) owing with respect to all the Series A Notes in accordance with the terms of the Revolving Credit Agreement and the Series A Notes and the payment and performance of all other Obligations in accordance with the terms of the Revolving Credit Documents, this Agreement shall terminate and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor and take such other action reasonably requested to vest in the Pledgor title to (without recourse to, and without representation or warranty of any kind by, the Pledgee or any Series A Noteholder other than, in the case of the Pledgee, as to the absence of liens created by it on the Collateral being so delivered) such of the Collateral as has not yet theretofore been sold or otherwise applied or released pursuant to this Agreement.

               10. NOTICES. (a) All notices and other communications hereunder shall be in writing (including telex, telecopier or similar writing) and shall be effective (i) if given by telecopier, when transmitted and the appropriate confirmation received, (ii) if given by certified mail, three Business Days after being deposited in the mail, (iii) if given by first class mail, postage prepaid, when received, (iv) if given by telex, upon receipt of the party transmitting the telex of such party's callback code at the end of such telex and (v) if given by other means, when received or personally delivered, addressed as set forth in Section 10(b).

        (b)    The notices shall be addressed as follows:


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                (i) if to the Pledgor, at 680 Fifth Avenue, 24th Floor, New
            York, New York 10019, Attention: President (with a copy to Morgan, Lewis & Bockius LLP, at 101 Park Avenue, New York, New York 10178,
            Attention: H. Franklin Bloomer, Jr.), or at such other address as the Company shall have furnished in writing to the Pledgee and each holder of any Series A Note at the time outstanding, or

                (ii) if to the Pledgee, at 101 Barclay Street, New York,
            New York 10286, Attention: Corporate Trust Department, or at such other address as the Pledgee shall have furnished in writing to the Company and each holder of any Series A Note at the time outstanding, or

                (iii) if to a Lender, at the address of such Lender specified for notices to it in Schedule I to the Revolving Credit Agreement, or at such other address as such Lender shall have furnished in writing to the Company and the Pledgee, or

                (iv) if to any other Series A Noteholder, at the address of such
            Series A Noteholder as it appears on the Note Register maintained by the Company pursuant to the Revolving Credit Agreement or at such other address as such Series A Noteholder shall designate by notice to the Pledgee and the Pledgor.

Any requirement of the Uniform Commercial Code (as in effect in any applicable jurisdiction) for the giving of reasonable notice shall be met if such notice is given as provided in this Section 10 at least ten days before the time of the sale, disposition or other event giving rise to the required notice.

               11. MISCELLANEOUS. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the party against which enforcement of such waiver, alteration or amendment is sought (which execution, in the case of the Pledgee, shall have been accomplished in compliance with Section 10 of the Trust Agreement). This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Pledgor and the Pledgee and their respective successors and assigns, including in particular any successor to the Pledgee at the time acting as the Pledgee under the Trust Agreement; provided, however, that the Pledgor shall not assign or transfer its rights hereunder without the prior written consent of the Pledgee. The Pledgee hereby enters into and accepts this Agreement upon the terms and conditions set forth in Section 13 of the Trust Agreement with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Pledgee in respect of any action taken by the Pledgee hereunder. The table of contents and subdivision headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof. Unless otherwise specified, any reference in this Agreement to a particular section or other subdivision, or a particular schedule, shall be considered a reference to that section or other subdivision of, or to that schedule to, this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument, and any of the parties hereto may execute


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this Agreement by signing any such counterpart. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Pledgee and the Series A Noteholders in order to carry out the intentions of the parties hereto as nearly as may be possible, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdictions. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SAID STATE.

              [The rest of this page is intentionally left blank.]


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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized respective officers as of the date first above written.



                              PLD TELEKOM INC.


                              By  /s/ E. Clive Anderson
                                --------------------------------------
                                     Title:  Senior Vice President




                              THE BANK OF NEW YORK,
                                                as Pledgee


                              By  /s/ Ming J. Shiang
                                --------------------------------------
                                     Title:  Assistant Vice President


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
                                                                  SCHEDULE A
                                                                       TO
                                                                PLEDGE AGREEMENT


                           SCHEDULE OF PLEDGED SHARES



=====================================================================================================
         NAME OF ISSUER         DESCRIPTION OF SHARES                     NUMBER OF SHARES PLEDGED
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
       Technocom Limited        Ordinary shares,                          28 shares represented by
                                par value IR pound sterling 1 each        Certificate No. ORD 15
=====================================================================================================


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